Exhibit 99.2

SHUAA PARTNERS ACQUISITION CORP I

PRO FORMA BALANCE SHEET

	March 4, 2022	Pro Forma Adjustments		March 4, 2022
		(unaudited)		(unaudited)
Assets
Current assets:
Cash	$2,764,917	$-		$2,764,917
Prepaid expenses	26,800	-		26,800
Total current assets	2,791,717	-		2,791,717
Cash held in Trust Account	102,500,000	8,650,000	(a)	111,366,250
		389,250	(d)
		(173,000)	(b)
Total assets	$105,291,717	$8,866,250		$114,157,967

Liabilities and Shareholders’ Deficit
Current liabilities
Accrued offering costs and expenses	$628,495	$-		$628,495
Promissory note - related party	217,233	-		217,233
Due to related party	1,290	-		1,290
Total current liabilities	847,018	-		847,018
Deferred underwriting commissions	4,000,000	346,000	(c)	4,346,000
Total liabilities	4,847,018	346,000		5,193,018

Commitments and Contingencies
Class A Ordinary share subject to possible redemption, 10,865,000 shares at redemption value of $10.25	102,500,000	8,425,100	(a)	111,366,250
		(168,502)	(b)
		(337,004)	(c)
		946,656	(e)

Shareholders’ Deficit:
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	-		288
Additional paid-in capital	-	(224,900)	(a)	-
		(4,498)	(b)
		(8,996)	(c)
		389,250	(d)
		(600,656)	(e)

Accumulated deficit	(2,055,589)	(346,000)	(e)	(2,401,589)
Total Shareholders’ Deficit	(2,055,301)	(346,000)		(2,401,301)

Total Liabilities and Shareholders’ Deficit	$105,291,717	$8,866,250	$114,157,967

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the historical Balance Sheet of SHUAA Partners Acquisition Corp I (the “Company”) as of March 4, 2022, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on March 8, 2022 as described below.

The Company consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”) on March 4, 2022. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $100,000,000.

The Company granted BTIG, LLC (“BTIG”) and I-Bankers Securities, Inc. (“IBS” and collectively with BTIG, the “Underwriters”) a 45-day option to purchase up to an aggregate of 1,500,000 additional Units to cover over-allotments, if any. On March 7, 2022, the Underwriters partially exercised the Option by providing notice of their intent to purchase 865,000 additional Units (the “Over-Allotment Units”). On March 8, 2022, the Company and Underwriters consummated the sale of the Over-Allotment Units, generating additional gross proceeds of $8,650,000 (the “Over-Allotment”) The Underwriters forfeited the balance of the option. The Company incurred additional offering expenses of approximately $519,000 in connection with the sale of the Over-Allotment Units (of which approximately $346,000 was for deferred underwriting commissions).

Simultaneously with the closing of the IPO on March 4, 2022, the Company completed a private placement (the “IPO Private Placement”) of an aggregate of 7,250,000 private placement warrants (collectively, the “Private Placement Warrants”), each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant, of which (i) 6,750,000 Private Placement Warrants were purchased by SHUAA SPAC Sponsor I LLC (the “Sponsor”), (ii) 460,000 Private Placement Warrants were purchased by BTIG and (iii) 40,000 Private Placement Warrants were purchased by IBS, generating gross proceeds of $7,250,000. On March 8, 2022, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 389,250 Private Placement Warrants (the “Over-Allotment Private Placement” and, together with the IPO Private Placement, the “Private Placements”), of which (i) 346,000 Private Placement Warrants were purchased by the Sponsor and (ii) 43,250 Private Placement Warrants were purchased by the Underwriters, generating additional gross proceeds of $389,250.

Upon the closing of the IPO, the Over-Allotment and the Private Placements, $111,366,250 ($10.25 per Unit) of the net proceeds of the sale of the Units and the Private Placement Warrants were placed in a  trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and will be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of the Company’s initial business combination; (ii) redemption of any public shares properly tendered in connection with a shareholder vote to make certain amendments to the Company’s amended and restated memorandum and articles of association; or (iii) distribution of the Trust Account.

In additional, the Sponsor agreed to forfeit up to 375,000 Class B ordinary shares, on a pro rata basis, to the extent the Underwriters did not exercise the over-allotment option in full. The Underwriters partially exercised their over-allotment option on March 7, 2022 and forfeited the remainder of the option on March 8, 2022; thus, 158,750 Class B ordinary shares were forfeited by the Sponsor.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$8,650,000
	Class A ordinary share subject to possible redemption		$8,425,100
	Additional paid-in capital		$224,900
	To record sale of 865,000 Overallotment Units at $10.00 per Unit

(b)	Class A ordinary share subject to possible redemption	$168,502
	Additional paid-in capital	4,498
	Cash held in trust account		$173,000
	To record payment of cash underwriting fee

(c)	Class A ordinary share subject to possible redemption	$337,004
	Additional paid-in capital	8,996
	Deferred underwriting commissions		$346,000
	To record additional Deferred underwriters’ fee arising from the sale of Over-allotment Units

(d)	Cash held in Trust account	$389,250
	Additional paid-in capital		$389,250
	To record sale of 389,250 Private Placement Warrants

(e)	Additional paid-in capital	$600,656
	Accumulated deficit	$346,000
	Class A ordinary share subject to possible redemption		$945,656
	To record Accretion of Class A ordinary shares to redemption value